EXHIBIT 4.1

SUPPLEMENTAL INDENTURE NO. 3

SUPPLEMENTAL INDENTURE NO. 3, dated as of November 8, 2024 (the “Supplemental Indenture”), between CARRIER GLOBAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation duly organized and existing under the laws of the State of New York, as trustee (the “Trustee”).

RECITALS:

WHEREAS, the Company and the Trustee are parties to an indenture, dated as of November 29, 2023 (the “Base Indenture” and, as supplemented or amended from time to time, including by this Supplemental Indenture, the “Indenture”), relating to the issuance from time to time by the Company of its Securities on terms to be specified at the time of issuance;

WHEREAS, Section 901(6) of the Base Indenture provides that the Company may enter into a supplemental indenture to establish the terms and provisions of Securities of any series issued pursuant to the Base Indenture;

WHEREAS, the Company desires to issue a series of Securities, and has duly authorized the creation and issuance of such Securities and the execution and delivery of this Supplemental Indenture to modify the Base Indenture and provide certain additional provisions with respect to such Securities, in each case as hereinafter described;

WHEREAS, the parties hereto deem it advisable to enter into this Supplemental Indenture for the purpose of establishing the terms of such Securities and providing for the rights, obligations and duties of the Trustee with respect to such Securities; and

WHEREAS, all conditions and requirements of the Base Indenture necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.01        Definitions.

(a)               For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Common

Depositary for such Global Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Common Depositary” means any Person acting as the common depositary for Euroclear and Clearstream, which initially shall be Deutsche Bank AG, London Branch until a successor Common Depositary, if any, shall have become such, and thereafter, “Common Depositary” shall mean or include each Person who is then a Common Depositary hereunder.

“Comparable Government Bond” means, with respect to the Notes to be redeemed prior to the Par Call Date, in relation to any Comparable Government Bond Rate calculation, at the discretion of an Independent Investment Bank selected by the Company, a German Government Bond whose maturity is closest to the Par Call Date, or if such Independent Investment Bank in its discretion determines that such similar bond is not in issue, such other German Government Bond as such Independent Investment Bank may, with the advice of three brokers of, and/or market makers in, German Government Bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an Independent Investment Bank selected by the Company, and calculated in accordance with generally accepted market practice at such time.

“Definitive Note” means a certificated Note containing, if required, the appropriate Restricted Notes Legend set forth in Section 2.11(e)(ii).

“Exchange Notes” has the meaning specified in the Registration Rights Agreement.

“German Government Bond” means a bond that is a direct obligation of the Federal Republic of Germany.

“Global Notes Legend” means the legend set forth in Section 2.11(e)(i).

“Independent Investment Bank” means an independent investment banking institution of international standing appointed by the Company from time to time.

“Initial Notes” means the Notes issued pursuant to this Supplemental Indenture on the date hereof.

“Qualified Institutional Buyer” or “QIB” has the meaning specified in Rule 144A promulgated under the Securities Act.

“Registered Exchange Offer” means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such

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Holders, in exchange for their Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of November 8, 2024, among the Company and the Initial Purchasers named therein.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Notes” means all Notes offered and sold to a non-U.S. Person in an offshore transaction in reliance on Regulation S.

“Restricted Notes Legend” means the legend set forth in Section 2.11(e)(ii).

“Restricted Period” means, with respect to any Notes, the period that is 40 days after the later of (i) the original issue date of the Notes and (ii) the date when the Notes or any predecessor of the Notes are first offered to Persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Notes” means all Notes offered and sold to purchasers reasonably believed to be QIBs in reliance on Rule 144A.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Transfer Restricted Note” means any Note that contains or is required to contain a Restricted Notes Legend.

(b)               The terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular.

(c)               Terms used herein without definition will have the meanings specified in the Base Indenture.

(d)               All references to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

(e)               The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

(f)                All references to “interest” on the Notes will be deemed to include any additional interest thereof pursuant to the Registration Rights Agreement.

Section 1.02        Index of Defined Terms.

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Term	Section
Additional Notes	2.02(c)
Agent Members	2.10(c)(ii)
Applicable Procedures	1.01(a)
Base Indenture	Recitals
Business Day	3.01(a)
Common Depositary	1.01(a)
Company	Preamble
Comparable Government Bond	1.01(a)
Comparable Government Bond Rate	1.01(a)
Corporate Trust Office	3.01(a)
Definitive Note	1.01(a)
Exchange Notes	1.01(a)
Executed Documentation	4.04
German Government Bond	1.01(a)
Global Notes	2.10(b)(iii)
Global Notes Legend	1.01(a)
Government Obligations	3.01(a)
Indenture	Recitals
Independent Investment Bank	1.01(a)
Initial Notes	1.01(a)
Interest Payment Date	3.01(a)
Make-Whole Basis Points	2.13(g)
Market Exchange Rate	3.01(a)
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Term	Section
Notes	2.01
Par Call Date	2.13(g)
QIB	1.01(a)
Qualified Institutional Buyer	1.01(a)
Record Date	3.01(a)
Registered Exchange Offer	1.01(a)
Registration Rights Agreement	1.01(a)
Regulation S	1.01(a)
Regulation S Global Notes	2.10(b)(ii)
Regulation S Notes	1.01(a)
Regulation S Permanent Global Note	2.10(b)(ii)
Regulation S Temporary Global Note	2.10(b)(i)
Restricted Notes Legend	1.01(a)
Restricted Period	1.01(a)
Rule 144	1.01(a)
Rule 144A	1.01(a)
Rule 144A Global Note	2.10(b)(i)
Rule 144A Notes	1.01(a)
Securities Act	1.01(a)
Supplemental Indenture	Preamble
Transfer Restricted Note	1.01(a)
Trustee	Preamble

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Article II

THE NOTES

Section 2.01        Title of Securities. There will be a series of Securities designated the “3.625% Notes due 2037” of the Company (the “Notes”).

Section 2.02        Limitation of Aggregate Principal Amount.

(a)               The aggregate principal amount of the Notes will initially be limited to €750,000,000.

(b)               The aggregate principal amount of the Notes specified in this Section will be subject to the amount of such Notes that is authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, such Notes pursuant to Section 304, 305, 306, 906 or 1107 of the Base Indenture and the amount of such Notes which, pursuant to Section 303 of the Base Indenture, is deemed never to have been authenticated and delivered thereunder.

(c)               The Company may from time to time, without notice to or the consent of the Holders, create and issue further Notes (“Additional Notes”) ranking equally with the Notes (and being treated as a single class with the Notes already Outstanding) in all respects and having the same terms as the Notes already Outstanding except for issue date, issue price and, under some circumstances, the first Interest Payment Date thereof. If any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, then those Additional Notes will have a separate, not contemporaneously outstanding, ISIN, Common Code or other securities identification number. The Notes and any Additional Notes, together with any Exchange Notes issued in accordance with the Registration Rights Agreement, will be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions.

Section 2.03        Principal Payment Date. The principal amount of the Notes Outstanding (together with any accrued and unpaid interest) will be payable in a single installment on January 15, 2037, which date will be the Stated Maturity of the Notes.

Section 2.04        Interest on the Notes.

(a)               The rate of interest on each Note will be 3.625% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, to, but excluding, the applicable Interest Payment Date, and interest on each Note will be payable annually in arrears on January 15 of each year, beginning on January 15, 2025, and on the Maturity of the Notes.

(b)               Interest with respect to the Notes will be computed on the basis of (i) the actual number of days in the period for which interest is being calculated and (ii) the actual number of days from and including the last date on which interest was paid on the Notes (or from and including the original issue date, if no interest has been paid or duly provided for with respect to the Notes), to but excluding the next scheduled Interest Payment Date for the Notes.

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This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

(c)               If the date on which a payment of interest or principal on the Notes is scheduled to be paid is not a Business Day, then the interest or principal payable on that date will be paid on the next succeeding Business Day, and no further interest will accrue as a result of such delay.

(d)               Interest will be payable to the Persons in whose names such Notes (or one or more Predecessor Securities) are registered on the relevant Record Date; provided, that interest payable at the Maturity of the Notes will be payable to the Persons to whom the principal of the Notes is payable.

Section 2.05        Place of Payment. The Place of Payment for the Notes, and the place where notices and demand to or upon the Company in respect of the Notes and the Indenture may be served, shall be Deutsche Bank Trust Company Americas, c/o Deutsche Bank AG, London Branch, Debt & Agency Services, 21 Moorfields, London, EC2Y 9DB.

Section 2.06        Sinking Fund Obligations. The Company has no obligation to redeem or purchase any Notes pursuant to any sinking fund or analogous requirement.

Section 2.07        Denomination. The Notes will be issued only in fully registered form, without coupons, in minimum denominations of €100,000 and any integral multiple of €1,000 in excess thereof.

Section 2.08        Currency.

(a)               Principal and interest on the Notes, including payments made upon any redemption or repurchase of the Notes, shall be payable in euro, subject to Section 2.08(b) below.

(b)               If the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by any of the member states of the European Monetary Union that have as of the date hereof adopted the euro as their currency or for the settlement of transactions within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to the Company or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for euro, as determined by the Company in its sole discretion.

(c)               Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default under the Notes or the Indenture.

(d)               Neither the Trustee nor the Paying Agent for the Notes shall have any responsibility for any calculation or conversion in connection with the foregoing.

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Section 2.09        Security Registrar and Paying Agent. The Trustee shall serve initially as the Security Registrar and the Paying Agent for the Notes.

Section 2.10        Form of Notes; Book Entry Provisions.

(a)               The Notes shall be substantially in the form of Annex 1 attached hereto (other than, with respect to (x) any Additional Notes, changes related to issue date, issue price and, under some circumstances, the first Interest Payment Date of such Additional Notes and (y) any Exchange Notes, changes related to legends, transfer restrictions, ISIN and Common Code numbers and other changes customary for notes registered pursuant to the Securities Act). The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. Each Note shall be dated the date of its authentication.

(b)               (i) The Initial Notes shall be resold initially only (A) to Persons reasonably believed to be QIBs in reliance on Rule 144A under the Securities Act or (B) outside the United States, to Persons other than “U.S. persons” as defined in Rule 902 under the Securities Act in compliance with Regulation S. Notes may thereafter be transferred to, among others, purchasers reasonably believed to be QIBs, purchasers in reliance on Regulation S, and otherwise, subject to the restrictions on transfer set forth herein. Notes initially resold pursuant to Rule 144A shall be initially issued in the form of one or more permanent global securities in fully registered form (collectively, the “Rule 144A Global Note”), and Notes initially resold pursuant to Regulation S shall be initially issued in the form of one or more global securities in fully registered form (collectively, the “Regulation S Temporary Global Note”), in each case without interest coupons and with the Global Notes Legend and the applicable Restricted Notes Legend set forth in Section 2.11(e) hereof. Such global securities shall be deposited on behalf of the purchasers of the Notes represented thereby with, and registered in the name of, the Common Depositary for the accounts of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.

(ii)              Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in a permanent Global Note (the “Regulation S Permanent Global Note” and, together with the Regulation S Temporary Global Note, the “Regulation S Global Notes”) pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall arrange for the cancellation of the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Common Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided. The Applicable Procedures shall apply to transfers of beneficial interests in any Regulation S Global Note that are held by participants through Euroclear or Clearstream.

(iii)            The Rule 144A Global Notes and the Regulation S Global Notes are collectively referred to herein as “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Common Depositary or its nominee as hereinafter provided.

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(c)               This Section 2.10(c) shall apply only to a Global Note deposited with or on behalf of the Common Depositary.

(i)                 The Company shall execute and the Trustee shall, in accordance with this Section 2.10(c), authenticate and deliver initially one or more Global Notes that (A) shall be registered in the name of the Common Depositary or its nominee and (B) shall be delivered by the Trustee to the Common Depositary or pursuant to the instructions of the Common Depositary.

(ii)              Members of, or participants in, Euroclear or Clearstream (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Common Depositary or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat Euroclear and Clearstream as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by Euroclear or Clearstream or impair, as between Euroclear or Clearstream and their respective Agent Members, the operation of customary practices thereof governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

(d)               Except as provided in Section 2.11 or 2.12, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

(e)               The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Supplemental Indenture, and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and agree to be bound thereby. If there is any conflict between the terms of the Notes and this Supplemental Indenture, the terms of this Supplemental Indenture shall govern.

(f)                The Notes may be presented for registration of transfer and exchange at the offices of Deutsche Bank Trust Company Americas, c/o Deutsche Bank AG, London Branch, Debt & Agency Services, 21 Moorfields, London, EC2Y 9DB.

Section 2.11        Special Transfer Provisions.

(a)               Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Security Registrar with a request:

(i)                 to register the transfer of such Definitive Notes; or

(ii)              to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

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(1)               (A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(B) are accompanied by the following additional information and documents, as applicable: (x) if such Definitive Notes are being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or (y) if such Definitive Notes are being transferred to the Company, a certification to that effect (in each case in the form set forth on the reverse side of the Initial Note); or

(2)               if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (ii) if the Company or Security Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.11(e)(ii).

(b)               Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, together with:

(i)                 certification (in the form set forth on the reverse side of the Initial Note) that such Definitive Note is being transferred (A) to a QIB in accordance with Rule 144A or (B) to a non-U.S. Person outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 903 or Rule 904 under the Securities Act; and (ii) written instructions directing the Trustee to make, or to direct the Common Depositary to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Common Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Common Depositary to cause, in accordance with the standing instructions and Applicable Procedures of the Common Depositary, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for Definitive Notes pursuant to Section 2.12, the Company shall issue and the Trustee shall authenticate, upon receipt of a Company Order, a new Global Note in the appropriate principal amount.

(c)               Transfer and Exchange of Global Notes.

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(i)                 The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Common Depositary, in accordance with this Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the Applicable Procedures therefor. A transferor of a beneficial interest in a Global Note shall deliver a written or electronic order given in accordance with the Applicable Procedures containing information regarding the participant account of Euroclear or Clearstream to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)              Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through a Regulation S Global Note, whether before or after the expiration of the Restricted Period, shall be made in accordance with the Applicable Procedures and only upon receipt by the Trustee of a written certification (in the form set forth on the reverse side of the Initial Note) from the transferor to the effect that such transfer is being made in accordance with Rule 903 or Rule 904 of Regulation S or (if available) Rule 144 under the Securities Act and, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

(iii)            Beneficial interests in Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes in accordance with the procedures of Euroclear and Clearstream and if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Note first delivers to the Trustee a written certificate (in the form set forth on the reverse side of the Initial Note) to the effect that the beneficial interest in the Regulation S Global Note is being transferred to a Person (A) who the transferor reasonably believes to be a QIB, (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (C) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

(iv)             If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(v)               Notwithstanding any other provisions of this Supplemental Indenture (other than the provisions set forth in Section 2.12), a Global Note may not be transferred as a whole except in accordance with the Applicable Procedures.

(vi)             In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.12 prior to the consummation of the Registered Exchange Offer or the

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effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144, Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company; provided that in no event shall the Regulation S Temporary Global Note be exchanged for Definitive Notes prior to the expiration of the Restricted Period.

(d)               Restrictions on Transfer of Regulation S Global Notes.

(i)                 Prior to the expiration of the Restricted Period, interests in a Regulation S Global Note may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in a Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (a) to the Company or any Subsidiary thereof, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as such security is eligible for resale pursuant to Rule 144A, to a Person whom the selling Holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. Persons that occur outside the United States (within the meaning of Regulation S under the Securities Act), or (e) pursuant to another available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, subject to the Company’s and the Trustee’s right prior to any such offer, sale or transfer pursuant to clause (d) or (e) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in a Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note shall be made only in accordance with the Applicable Procedures, pursuant to Rule 144 or Rule 144A of the Securities Act and upon receipt by the Trustee of a written certification (in the form on the reverse side of the Initial Note).

(ii)              Upon the expiration of the Restricted Period, beneficial ownership interests in a Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(e)               Legend.

(i)                 Each Note certificate evidencing the Global Notes (and all Notes that are Global Notes issued in exchange therefor or in substitution thereof) will contain a legend substantially to the following effect (each defined term in the legend being defined as such for purposes of the legend only):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, S.A./N.V., AS OPERATOR OF THE

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EUROCLEAR SYSTEM (“EUROCLEAR”) OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM,” AND TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF AN AUTHORIZED NOMINEE OF THE COMMON DEPOSITARY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO SUCH AUTHORIZED NOMINEE OF THE COMMON DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE AUTHORIZED NOMINEE OF THE COMMON DEPOSITARY, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO EUROCLEAR/CLEARSTREAM, TO NOMINEES OF EUROCLEAR/CLEARSTREAM OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(ii)              Except as permitted by the following paragraphs (iii), (iv), (v) or (vi), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) will contain a legend substantially to the following effect (each defined term in the legend being defined as such for purposes of the legend only):

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER REPRESENTS THAT

(1) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR

(2) IT IS NOT A “U.S. PERSON” AND IS OUTSIDE OF THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT).

NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR

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UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR][IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

Each Note evidencing a Global Note offered and sold to a QIB pursuant to Rule 144A will contain a legend substantially to the following effect:

EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

Each Note evidencing a Regulation S Temporary Global Note will contain a legend substantially to the following effect:

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR A REGULATION S PERMANENT GLOBAL NOTE, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

(iii)            Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing

14

to the Security Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

(iv)             After a transfer of any Initial Notes during the period of the effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to such Initial Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes shall cease to apply and the requirements that any such Initial Notes be issued in global form shall continue to apply.

(v)               Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to Initial Notes that Initial Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend will be deposited with the Common Depositary and the Initial Notes cancelled.

(vi)             Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply, and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

(f)                Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Common Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Common Depositary for such Global Note) with respect to such Global Note, by the Trustee or the Common Depositary, to reflect such reduction.

(g)               Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent and the Security Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.

(h)               All Notes issued upon any transfer or exchange pursuant to the terms of this Supplemental Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

15

(i)                 No Obligation of the Trustee.

(i)                 The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, Agent Member or any other Person with respect to the accuracy of the records of Euroclear and Clearstream or its nominee or of any Agent Member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than Euroclear or Clearstream) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be Euroclear, Clearstream or the Common Depositary). The rights of beneficial owners in any Global Note shall be exercised only through Euroclear and Clearstream subject to the Applicable Procedures. The Trustee may rely and shall be fully protected in relying upon information furnished by Euroclear and Clearstream with respect to its Agent Members and any beneficial owners.

(ii)              The Trustee shall have no obligation or duty to investigate, monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.12        Definitive Notes.

(a)               A Global Note deposited with the Common Depositary pursuant to Section 2.10 hereof shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.10 hereof and if (w) the Common Depositary notifies the Company at any time that it is unwilling or unable to continue as Common Depositary for the Notes and, in each case, a successor Depositary is not appointed by the Company within 90 days, (x) the Company has been notified that both Clearstream and Euroclear have been closed for business for a continuous period of fourteen (14) days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available, (y) the Company, at its option, executes and delivers to the Trustee a Company Order that such Global Note shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Notes.

(b)               Upon receipt of a Company Order, any Global Note that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Common Depositary to the Trustee at the Corporate Trust Office of the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of

16

Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in minimum denominations of €100,000 principal amount or any integral multiple of €1,000 in excess thereof, and registered in such names as the Common Depositary shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.11(e) hereof, contain the applicable Restricted Notes Legend set forth in Section 2.11(e)(ii) hereof.

(c)               Subject to the provisions of Section 2.12(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)               In the event of the occurrence of one of the events specified in Section 2.12(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.

(e)               By its acceptance of any Note containing any legend in Section 2.11(e), each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in such legend in Section 2.11(e) and agrees that it shall transfer such Note only as provided in this Indenture.

(f)                The Security Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.11 or this Section 2.12. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Security Registrar.

Section 2.13        Optional Redemption.

(a)               Prior to the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate plus the number of Make-Whole Basis Points for the Notes less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

(b)               On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

17

(c)               The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

(d)               Notice of any redemption shall be mailed or electronically delivered (or otherwise transmitted in accordance with the Applicable Procedures of Euroclear and Clearstream in accordance with Section 1104 of the Base Indenture) at least 10 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed. If the Redemption Date is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders whose Notes are subject to redemption by the Company. Unless the Company defaults in payment of the Redemption Price, interest will cease to accrue on the Notes or portion of the Notes called for redemption on and after the applicable Redemption Date. On or before a Redemption Date, the Company will deposit with a Paying Agent (or the Trustee) money sufficient to pay the Redemption Price of the Notes to be redeemed on that date.

(e)               In the case of a partial redemption, unless otherwise required by law, selection of the Notes for redemption will be made pro rata, by lot or, in each case, in accordance with the procedures of the Common Depositary. No Notes of a principal amount of €100,000 or less will be redeemed in part and only Notes in integral multiples of €1,000 will be redeemed unless otherwise required by law. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by Euroclear, Clearstream or the Common Depositary, the redemption of the Notes shall be done in accordance with the Applicable Procedures.

(f)                Any notice of redemption of the Notes may, at the Company’s discretion, be subject to one or more conditions precedent with respect to completion of a corporate transaction (including, but not limited to, any merger, acquisition, disposition, asset sale or corporate restructuring or reorganization) or financing (including, but not limited to, any incurrence of indebtedness (or entering into a commitment with respect thereto), sale and leaseback transaction, issuance of securities, equity offering or contribution, liability management transaction or other capital raise) and may be given prior to the completion thereof. If a redemption is subject to satisfaction of one or more conditions precedent, the notice shall describe each condition, and the notice may be rescinded in the event that any or all of the conditions shall not have been satisfied by the Redemption Date. If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Company’s discretion, such redemption may not occur and such notice may be rescinded, or the redemption date may be delayed or extended (including more than 60 days after the date the notice of redemption was mailed or delivered), in the event that any or all such conditions shall not have been satisfied by the redemption date. Any notice of redemption may provide that payment of the Redemption Price and the Company’s obligations with respect to the redemption may be performed by another Person.

(g)               For the purposes of this Section, the terms below are defined as follows:

18

“Make-Whole Basis Points” means 20 basis points.

“Par Call Date” means October 15, 2036 (three months prior to the Stated Maturity).

Section 2.14        Purchase Right. The Company may at any time and from time to time purchase Notes in the open market, by tender offer, through privately negotiated transactions or otherwise.

Section 2.15        Defeasance and Covenant Defeasance. Section 1402 and Section 1403 of the Base Indenture will be applicable to the Notes.

Article III

AMENDMENTS TO BASE INDENTURE

Section 3.01        Amendment to Section 101 of the Base Indenture.

(a)               Solely as it relates to the Notes and this Supplemental Indenture, Section 101 of the Base Indenture is hereby amended by substituting the following defined terms:

“Business Day” means any day other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real Time Gross Settlement Express Transfer System (i.e., the T2 System), or any successor or replacement for that system, is open.

“Corporate Trust Office” means, with respect to the Trustee and the Paying Agent, the corporate trust office of the Trustee, currently located at (i) for purposes of surrender, transfer or exchange of any Security, Deutsche Bank Trust Company Americas, c/o Deutsche Bank AG, London Branch, Debt & Agency Services, 21 Moorfields, London, EC2Y 9DB, United Kingdom, email: tasemea.middleoffice_da@list.db.com and DAS-EMEA@list.db.com, and (ii) for all other purposes, at the address of the Trustee specified in Section 105 or such other address as to which the Trustee may give written notice to the Company.

“Government Obligations” means any security denominated in euro that is (1) a direct obligation of any country that is a member of the European Monetary Union and whose long-term debt is rated A-1 or higher by Moody’s or A+ or higher by S&P or the equivalent rating category of another nationally recognized statistical rating organization in the United States on the date of this Supplemental Indenture, for the payment of which the full faith and credit of such country is pledged or (2) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of any such country the payment of which is unconditionally guaranteed as a full faith and credit obligation by such country, which, in either case under the preceding clause (1) or (2), is not callable or redeemable at the option of the issuer thereof.

19

“Interest Payment Date” when used with respect to any Notes, means the date specified in such Notes as the fixed date on which an installment of interest is due and payable.

“Market Exchange Rate” means the noon buying rate in The City of New York for cable transfers of euro as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

“Record Date” means the close of business on the date that is fifteen (15) calendar days prior to the date on which interest is scheduled to be paid, regardless of whether such date is a Business Day; provided that if any of the Notes are held by a securities depositary in book-entry form, the Record Date for such Notes will be the close of business on the Business Day immediately preceding the date on which interest is scheduled to be paid.

Article IV

MISCELLANEOUS

Section 4.01        Integral Part; Effect of Supplement on Indenture. This Supplemental Indenture constitutes an integral part of the Indenture. Except for the amendments and supplements made by this Supplemental Indenture (which only apply to the Notes), the Base Indenture will remain in full force and effect as executed.

Section 4.02        Adoption, Ratification and Confirmation. The Indenture, as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 4.03        Trustee Not Responsible for Recitals. The recitals in this Supplemental Indenture are made by the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture and perform its obligations hereunder.

Section 4.04        Counterparts. This Supplemental Indenture may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each of such counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Supplemental Indenture and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Supplemental Indenture or any instrument, agreement or document necessary for the consummation of the transactions contemplated hereby or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of

20

electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third-party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not be responsible or liable for any losses, costs or expenses (including, without limitation, attorneys’ fees and expenses) arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall be entitled to conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 4.05        Governing Law. This Supplemental Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

[signature page follows]

21

IN WITNESS WHEREOF, the Company and the Trustee have executed this Supplemental Indenture as of the date first above written.

CARRIER GLOBAL CORPORATION

By:	/s/ Michael Cenci
	Name:	Michael Cenci
	Title:	Vice President, Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Irina Golovashchuk
	Name:	Irina Golovashchuk
	Title:	Vice President

By:	/s/ Carol Ng
	Name:	Carol Ng
	Title:	Vice President

ANNEX 1

FORM OF NOTE

[Attached]

Annex 1-1

FORM OF FACE OF INITIAL NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”) OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM,” AND TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF AN AUTHORIZED NOMINEE OF THE COMMON DEPOSITARY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO SUCH AUTHORIZED NOMINEE OF THE COMMON DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE AUTHORIZED NOMINEE OF THE COMMON DEPOSITARY, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO EUROCLEAR/CLEARSTREAM, TO NOMINEES OF EUROCLEAR/CLEARSTREAM OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER REPRESENTS THAT

(1) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR

(2) IT IS NOT A “U.S. PERSON” AND IS OUTSIDE OF THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT).

NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR

Annex 1-2

WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE THAT IS [ONE YEAR]1[40 DAYS]2 AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

[EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]3

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR A REGULATION S PERMANENT GLOBAL NOTE, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).]4

[1]	Rule 144A notes only
[2]	Regulation S notes only
[3]	Rule 144A notes only
[4]	Regulation S temporary notes only
Annex 1-3

FORM OF NOTE

CARRIER GLOBAL CORPORATION
3.625% Notes due 2037

ISIN: [●]5

Common Code: [●]6

No. [●]	Principal Amount €[●]

CARRIER GLOBAL CORPORATION, a Delaware corporation (the “Company”), which term includes any successor Person under the Indenture hereinafter referred to, for value received, hereby promises to pay to BT Globenet Nominees Limited, or its registered assigns, the principal sum of [●] euro (€ [●]) upon presentation and surrender of this Note on January 15, 2037 and to pay interest thereon accruing from [●], 20[●], or from the most recent date to which interest has been paid or duly provided for, to, but excluding, the applicable Interest Payment Date (defined below), and interest on this Note will be payable annually in arrears on January 15 of each year, beginning on [●], 20[●], and on the Maturity of this Note, (each an “Interest Payment Date”) at the rate of 3.625% per annum, until the principal hereof is paid or made available for payment. Interest with respect to this Note will be computed on the basis of (i) the actual number of days in the period for which interest is being calculated and (ii) the actual number of days from and including the last date on which interest was paid on the Note (or [●], 20[●], if no interest has been paid or duly provided for with respect to the Notes), to but excluding the next scheduled Interest Payment Date for the Notes of this series. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. If the date on which a payment of interest or principal on this Note is scheduled to be paid is not a Business Day, then the interest or principal payable on that date will be paid on the next succeeding Business Day, and no further interest will accrue as a result of such delay. Interest will be payable to the Person in whose name this Note (or one or more Predecessor Notes) is registered on the relevant Record Date; provided, that interest payable at the Maturity of this Note will be payable to the Person to whom the principal of this Note is payable.

Any interest on this Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company at its election, in each case either to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall

[5]	Reg S notes: XS2931344217

Rule 144A notes: XS2931344563

[6]	Reg S notes: 293134421

Rule 144A notes: 293134456

Annex 1-4

be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or to be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Note will be made at Deutsche Bank Trust Company Americas, c/o Deutsche Bank AG, London Branch, Debt & Agency Services, 21 Moorfields, London, EC2Y 9DB.

Principal and interest on the Notes, including payments made upon any redemption or repurchase of the Notes, shall be payable in euro, subject to the substitution of the U.S. dollar as the currency for all payments in respect of such Notes following the occurrence of certain events beyond the Company’s control as described in the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions will for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Note will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose. In event of any conflict or inconsistency between the terms and conditions of this Note, on the one hand, and the terms and conditions set forth in the Indenture, on the other, the terms and conditions set forth in the Indenture shall govern and control.

This Note will be governed by and construed in accordance with the laws of the State of New York.

Annex 1-5

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

CARRIER GLOBAL CORPORATION

By:
	Name:	Michael Cenci
	Title:	Vice President, Treasurer

Annex 1-6

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated under, and referred to in, the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Signatory

By:
Authorized Signatory

Annex 1-7

[REVERSE SIDE OF NOTE]

CARRIER GLOBAL CORPORATION
3.625% Notes due 2037

This Note is one of a duly authorized issue of notes of the Company (the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of November 29, 2023 (the “Base Indenture”), as supplemented by Supplemental Indenture No. 3, dated as of November 8, 2024 (the “Supplemental Indenture” and, together with the Base Indenture as amended and supplemented from time to time, the “Indenture”), between the Company, as issuer, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to €750,000,000, subject to future issuances of additional Notes pursuant to Section 301 of the Base Indenture. Prior to October 15, 2036 (the “Par Call Date”), the Company may redeem the Notes of this series at its option, in whole or in part, at any time and from time to time, in accordance with the procedures set forth in Section 2.13 of the Supplemental Indenture.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

Unless the Company defaults in payment of the Redemption Price, interest will cease to accrue on the portion of the Notes called for redemption on and after the applicable Redemption Date.

Notice of redemption shall be mailed or electronically delivered (or otherwise transmitted in accordance with the Applicable Procedures of Euroclear and Clearstream in accordance with Section 1104 of the Base Indenture) at least 10 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed. If less than all of the Notes then Outstanding of this series are to be redeemed, the Trustee will select the particular Notes or portions thereof in accordance with Section 2.13 of the Supplemental Indenture.

The Company has no obligation to redeem or purchase this Note pursuant to any sinking fund or analogous requirement.

Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, unless the Company has exercised its right to redeem the Notes by giving irrevocable notice on or prior to the 30th day after the Change of Control Triggering Event in accordance with the Indenture, each Holder of the Notes will have the right to require the Company to purchase all or any part equal to €100,000 or an integral multiple of €1,000 in excess thereof of the Holder’s Notes pursuant to a Change of Control Offer in accordance with Section 1009 of the Base Indenture, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the Change of Control Payment Date.

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If an Event of Default with respect to Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Notes are issuable only in fully registered form, without coupons in minimum denominations of €100,000 and any integral multiple of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes may be exchanged for other Notes, of any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at the relevant office or agency.

No service charge will be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 304, 906, 1107 or 1305 of the Base Indenture not involving any transfer.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, the Paying Agent and the Security Registrar may deem and treat the Person in whose name this Note is registered as the absolute owner of this Note for the purpose of receiving payment of principal of and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar will be affected by notice to the contrary.

If and to the extent that any provision of this Note limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture will control.

All terms used in this Note that are defined in the Indenture will have the meanings assigned to them in the Indenture.

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ASSIGNMENT FORM

I or we assign and transfer this Note to:

Insert social security or other identifying number of assignee

Print or type name, address and zip code of assignee

and irrevocably appoint _________________________, as agent, to transfer this Note on the books of the Company.

The agent may substitute another to act for him.

Date:

Signed:
(Sign exactly as name appears on the other side of this Note)

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FORM OF TRANSFER CERTIFICATE

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is [one year]7 [40 days]8 after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐ to the Company; or
(2)	☐ pursuant to an effective registration statement under the Securities Act; or
(3)	☐ inside the United States to a person reasonably believed to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or
(4)	☐ to a non-United States person outside the United States in an offshore transaction in compliance with Rule 903 or Rule 904 of Regulation S under the Securities Act; or
(5)	☐ pursuant to any other available exemption from the registration requirement of the Securities Act.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Signature

[7]	Rule 144A notes only
[8]	Regulation S notes only
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[FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S]9

[Date]

Attention:

Re:    Carrier Global Corporation (the “Company”)

3.625% Notes due 2037 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale or other transfer of €__________________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1) the offer of the Notes was not made to a Person in the United States;

(2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any Person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) we have advised the transferee of the transfer restrictions applicable to the Notes.

[9]	Regulation S notes only
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You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

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[FORM OF EXCHANGE CERTIFICATE]10

Carrier Global Corporation
13995 Pasteur Boulevard
Palm Beach Gardens, Florida 33418

Deutsche Bank Trust Company Americas
c/o Deutsche Bank AG, London Branch
Debt & Agency Services
21 Moorfields
London, EC2Y 9DB

Re:	Carrier Global Corporation (the “Company”) 3.625% Notes due 2037 (the “Notes”)

Reference is hereby made to the Indenture, dated as of November 29, 2023 (the “Base Indenture”) and the Supplemental Indenture No. 3 thereto, dated as of November 8, 2024 (the “Supplemental Indenture” and, together with the Base Indenture, as amended and supplemented from time to time, the “Indenture”), between CARRIER GLOBAL CORPORATION, a Delaware corporation, as issuer and DEUTSCHE BANK TRUST COMPANY AMERICAS, as trustee. Capitalized terms used but not defined herein will have the meanings given to them in the Indenture.

___________ (the “Owner”) owns and proposes to exchange the Notes or an interest in the Notes, in the principal amount of €__________ in such Notes or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that in connection with the Exchange of the Owner’s Regulation S Global Note for a beneficial interest in the Rule 144A Global Note, with an equal principal amount, the Notes or interest in the Notes are being transferred to a Person (A) who the transferor reasonably believes to be a QIB, (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (C) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated ______________________.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _________________

[10]	Regulation S notes only
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SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee

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